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                                                Filed pursuant to Rule 424(b)(3)
                                        Registration Statement Number 333-112274


           Addendum to Prospectus Supplement Dated February 24, 2006


                                                          Dated:  August 1, 2006

                                STATE OF ISRAEL
                                  $400,000,000
                                  SAVING BONDS

                     ______________________________________


The interest rate of each State of Israel Saving Bond to be sold during the Sales Period commencing on August 1, 2006 and terminating on August 14, 2006 is:

     2-Year Saving Bond:                          5.35%
The aggregate amount of principal and interest that will be payable upon maturity of each $2,500 unit of 2-year Saving Bond is $2,775.

     5-Year Mazel Tov Saving Bond ($100):         5.06%
The aggregate amount of principal and interest that will be payable upon maturity of each Mazel Tov Bond is $128.

     10-Year Saving Bond:                         5.85%
The aggregate amount of principal and interest that will be payable upon maturity of each $2,500 unit of 10-year Saving Bond is $4,414.

To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase price must be accepted by Israel by August 9, 2006.